Evolus Reports Fourth Quarter and Full Year 2018 Results
Received U.S. FDA Approval of Jeuveau™ on February 1, 2019
Majority of Sales Force Hired with Launch Planned in the Coming Weeks
Hosting Investor & Analyst Day on May 8th, 2019 in New York, NY
Newport Beach, Calif., March 18, 2019 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today reported financial results for the fourth quarter and full year ended December 31, 2018.
Recent Company Highlights:

•	Received U.S. Food and Drug Administration (“FDA”) approval for Jeuveau™ on February 1, 2019

•	Unveiled the TRANSPARENCY global clinical program which includes the largest head-to-head aesthetic trial versus Botox®, expected to be published in the second quarter of 2019

•	Announced Project FUSE which is designed to catapult Jeuveau™ to the number two U.S. market share position within twenty-four months of launch

•	Appointed Crystal Muilenburg Vice President, Corporate Communications and Public Relations

•	Secured a $100 million senior debt facility with Oxford Finance LLC and drew $75 million upon close
David Moatazedi, President and Chief Executive Officer of Evolus, stated, “As a result of our company’s exceptional focus and performance in 2018, we have strong momentum going into 2019. We are on track to launch the first neurotoxin in nearly a decade and have successfully hired top sales force talent from the aesthetic industry. Within weeks, we plan to launch our flagship brand, Jeuveau™.”
Mr. Moatazedi continued, “In addition to our U.S. launch, we expect to receive an opinion from the CHMP in the coming weeks. The highly anticipated publication of our U.S. Phase III trial data and EU / Canada head-to-head Phase III results versus Botox® is expected in the second quarter. We believe these key milestones will drive our future success.”
Fourth Quarter and Full Year 2018 Financial Results
Operating expenses for the fourth quarter ended December 31, 2018 were $12.5 million, as compared to $2.9 million in the fourth quarter 2017. The increase was primarily attributable to higher general and administrative expenses resulting from hiring new employees including executives, and increases in costs related to operating as a public company, partially offset by a gain from revaluing the contingent royalty obligation. Operating expenses for the full year ended December 31, 2018 were $46.1 million, as compared to $11.7 million in the full year 2017. The increase was primarily attributable to higher general and administrative expenses resulting from hiring new employees including executives, and increases in costs related to operating as a public company, plus expenses from revaluing the contingent royalty obligation.
Non-GAAP operating expense for the fourth quarter ended December 31, 2018 was $11.5 million and was calculated as operating expense excluding stock-based compensation of $1.9 million and a gain of $0.9 million resulting from the revaluation of the contingent royalty obligation. Non-GAAP operating expense for the full year ended December 31, 2018 was $28.7 million and was calculated as operating expense excluding stock-based compensation of $7.0 million and revaluation of the contingent royalty obligation of $10.5 million.
Net loss for the fourth quarter ended December 31, 2018 was $12.4 million, or $0.46 basic and diluted net loss per share, compared with net income of $4.4 million, or $0.25 basic and $0.24 diluted net income per share, for the fourth quarter 2017. Net loss for the full year ended December 31, 2018 was $46.9 million, or $1.92 basic and diluted net loss per share, compared with net loss of $4.5 million, or $0.27 basic and diluted net loss per share, for the full year 2017.
Total cash was $93.2 million as of December 31, 2018, compared to $105.2 million as of September 30, 2018. During the first quarter of 2019, the Company entered into a $100 million senior debt facility and drew $75 million from it upon close.
Conference Call Information
Management will host a conference call and webcast to discuss Evolus' financial results today at 4:30 p.m. ET. The dial-in numbers are (866) 916-2317 for domestic callers and (703) 925-2662 for international callers, and the conference ID is 8045909.
A replay of the call will be available following its completion through March 20, 2019. To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and use the replay conference ID 8045909.
A live audio webcast of the call will be available on the Investor Relations page of the Evolus, Inc. website, https://investors.evolus.com. A replay of the webcast will be archived on Evolus' website for 30 days following the completion of the call.
Investor & Analyst Day Information
Evolus will host an Investor & Analyst Day on Wednesday, May 8th, 2019 at 9:00am ET in New York, NY.
Interested parties can access management’s slide presentation and a live audio webcast of the event on the Investor Relations page of the Evolus, Inc. website, https://investors.evolus.com. A replay of the webcast will be archived on Evolus' website for 30 days following the completion of the event.
About Jeuveau™
Jeuveau™ (prabotulinumtoxinA-xvfs) is a proprietary 900 kDa purified botulinum toxin type A formulation indicated for the temporary improvement in the appearance of moderate to severe glabellar lines in adults. Jeuveau™ is produced under strict quality and safety standards in a state-of-the art facility, specifically built to manufacture Jeuveau™. The safety and efficacy of Jeuveau™ has been evaluated in clinical studies with over 2,100 patients enrolled.
FDA approval of Jeuveau™ was supported by clinical data from two U.S. Phase III randomized, multi-center, double-blind, placebo-controlled clinical trials both of which met the primary endpoint and demonstrated efficacy compared with placebo in the reduction of the severity of glabellar lines, defined as a 2-point composite improvement agreed upon by physician and patient, at Day 30.  67.5% of subjects in study one (EV-001) and 70.4% of subjects in study two (EV-002) met the primary endpoint, compared to 1.2% and 1.3% of patients in each placebo arm respectively.

IMPORTANT SAFETY INFORMATION FOR JEUVEAU™ (prabotulinumtoxinA-xvfs)

JEUVEAU may cause serious side effects that can be life threatening. Get medical help right away if you have any of these problems any time (hours to weeks) after injection of JEUVEAU:

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Problems swallowing, speaking, or breathing, due to weakening of associated muscles, can be severe and result in loss of life. You are at the highest risk if these problems are pre-existing before injection. Swallowing problems may last for several months.

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Spread of toxin effects. The effect of botulinum toxin may affect areas away from the injection site and cause serious symptoms including: loss of strength and all-over muscle weakness, double vision, blurred vision and drooping eyelids, hoarseness or change or loss of voice, trouble saying words clearly, loss of bladder control, trouble breathing, trouble swallowing.

Do not use JEUVEAU if you: are allergic to any of the ingredients in JEUVEAU (see Medication Guide for ingredients); had an allergic reaction to any other botulinum toxin product such as rimabotulinumtoxinB (MYOBLOC®), onabotulinumtoxinA (BOTOX®/BOTOX® Cosmetic), abobotulinumtoxinA (DYSPORT®), or incobotulinumtoxinA (XEOMIN®); have a skin infection at the planned injection site; or are a child.
Jeuveau dosing units are not the same as, or comparable to, any other botulinum.

Tell your healthcare provider about all your muscle or nerve conditions, such as ALS or Lou Gehrig’s disease, Myasthenia gravis, or Lambert-Eaton syndrome, as you may be at increased risk of serious side effects including difficulty swallowing and difficulty breathing from typical doses of JEUVEAU.

Tell your healthcare provider about all your medical conditions, including: any side effects from botulinum toxin products, including dry eye; breathing, swallowing, bleeding, or heart problems; plans to have surgery; weakness of forehead muscles; drooping eyelids; had surgery on your face; are pregnant or breastfeeding or plan to become pregnant or breastfeed (it is not known if JEUVEAU can harm your unborn baby or passes into breast milk).

Tell your healthcare provider about all the medicines you take, including prescription and over-the-counter medicines, vitamins, and herbal supplements. Using JEUVEAU with certain other medicines may cause serious side effects. Do not start any new medicines until you have told your healthcare provider that you have received JEUVEAU in the past.

Especially tell your healthcare provider if you: have received any other botulinum toxin product in the past and the last 4 months. and exactly which product you received (such as Botox, Botox Cosmetic, Myobloc, Dysport, or Xeomin).

JEUVEAU may cause loss of strength or general muscle weakness, vision problems, or dizziness within hours to weeks of treatment with JEUVEAU. If this happens, do not drive a car, operate machinery, or do other dangerous activities.

JEUVEAU can cause other serious side effects including: allergic reactions (such as itching, rash, red itchy welts, wheezing, asthma symptoms, or dizziness or feeling faint), heart problems (such as irregular heartbeat and heart attack), and eye problems (including dry eye, reduced blinking, and corneal problems). Tell your healthcare provider or get medical emergency help right away if you experience a serious side effect.
The most common side effects include: headache; eyelid drooping, upper respiratory tract infection, and increased white blood cell count in your blood.

APPROVED USE
JEUVEAU is a prescription medicine that is injected into muscles and used in adults for a short period of time (temporary) to improve the look of moderate to severe frown lines between the eyebrows (glabellar lines).
The risk information provided here is not complete. For more information about JEUVEAU, the full Prescribing Information including BOXED WARNING, and Medication Guide, visit www.evolus.com or talk to your healthcare provider.

To report side effects associated with use of JEUVEAU, please call 1-877-386-5871. You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Manufactured by: Evolus, Inc., 1027 Garden St., Santa Barbara, CA 93101
©2019 Evolus, Inc. All rights reserved. Jeuveau is a trademark of Evolus, Inc. All other trademarks are the property of their respective owners.
About Evolus, Inc.
Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau™ (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau™ is powered by Evolus' unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.

Forward-Looking Statements
Statements made in this press release that relate to future plans, events, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expect,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” and similar words. While these forward-looking statements are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in Evolus’ periodic filings with the Securities and Exchange Commission, including factors described in the section entitled ”Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the Quarter ended September 30, 2018, as filed with the Securities and Exchange Commission on March 29, 2018 and November 5, 2018, respectively, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.
Use of Non-GAAP Financial Measures
Evolus' financial results are prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP operating expense which is calculated as total operating expenses, excluding: (i) the revaluation of contingent royalty obligations and (ii) stock-based compensation expense. Management believes that non-GAAP operating expense is useful in helping to identify recurring operation performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expense will enable investors to assess in the same way management assesses Evolus' current and future operations. Non-GAAP operating expense should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of non-GAAP Operating Expense to total operating expenses, the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense” in the financial schedules below.

Jeuveau™ is a trademark of Evolus, Inc.

Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

Botox®, Botox® Cosmetic, Myobloc®, Dysport®, and Xeomin® are registered trademarks of their respective owners.
Evolus, Inc. Contacts:

Investor Contacts:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com

Brian Johnston, The Ruth Group
Tel: +1-646-536-7028
Email: IR@Evolus.com

Media Contacts:
Crystal Muilenburg, Evolus, Inc.
Vice President, Corporate Communications & Public Relations
Tel: +1-949-284-4506
Email: media@evolus.com

Evolus, Inc.
Statements of Operations and Comprehensive Loss
(in thousands, except earnings and loss per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating expenses:
Research and development	$1,184	$1,208	$6,487	$6,689
General and administrative	12,222	1,650	29,146	4,819
Revaluation of contingent royalty obligation	(900)	—	10,500	—
Depreciation and amortization	2	—	9	218
Total operating expenses	12,508	2,858	46,142	11,726
Loss from operations	(12,508)	(2,858)	(46,142)	(11,726)
Other income (expense):
Interest income	203	—	203	—
Interest expense	(113)	(1)	(863)	(5)
Loss before taxes	(12,418)	(2,859)	(46,802)	(11,731)
Provision (benefit) for income taxes	24	(7,307)	65	(7,251)
Net (loss) income and comprehensive (loss) income	$(12,442)	$4,448	$(46,867)	$(4,480)
Net (loss) earnings per share, basic	$(0.46)	$0.25	$(1.92)	$(0.27)
Weighted-average shares outstanding used to compute basic net loss per share	27,325	16,527	24,402	16,527
Net (loss) earnings per share, diluted	$(0.46)	$0.24	$(1.92)	$(0.27)
Weighted-average shares outstanding used to compute diluted net (loss) earnings per share	27,325	18,593	24,402	16,527

Evolus, Inc.
Summary of Balance Sheet Data
(in thousands)

	Year Ended December 31,
	2018	2017
Balance Sheet Data:
Cash	$93,162	$—
Working capital	89,063	(1,237)
Total assets	171,844	152,233
Total current liabilities	5,276	212,748
Total liabilities	87,460	227,776
Accumulated deficit	(123,025)	(75,543)
Total stockholders’ equity (deficit)	$84,384	$(75,543)

Evolus, Inc.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating expense:
GAAP operating expense	$12,508	$2,858	$46,142	$11,726
Adjustments:
Revaluation of contingent royalty obligation payable	(900)	—	10,500	—
Stock-based compensation	1,860	114	6,971	586
Non-GAAP operating expense	$11,548	$2,744	$28,671	$11,140